AV HOMES, INC.
FORM NON-EMPLOYEE DIRECTOR
RESTRICTED STOCK UNIT AGREEMENT
This RESTRICTED STOCK UNIT AGREEMENT, dated [_________] (this “Agreement”), is made by and between AV Homes, Inc., a Delaware corporation (the “Company”) and you, [_______________], A NON-EMPLOYEE DIRECTOR OF THE Company, pursuant to the AV Homes, Inc. 2015 Incentive Compensation Plan (the “Plan”). To the extent any capitalized term used in this Agreement is not defined, it shall have the meaning assigned to it in the Plan as it currently exists or as it may be amended in the future.
1.    AWARD. Pursuant to the provisions of the Plan, the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) hereby awards to you, on the date hereof (the “Grant Date”), subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth herein, [______] Restricted Stock Units (the “Units”).
2.    NATURE OF AND RESTRICTIONS ON UNITS. The Units subject to the Award evidenced by this Agreement are subject to the following:
(a)    Each Unit represents the right to receive one Share of the Company’s Stock upon the vesting of the Unit. The Units granted to you will be credited to an account in your name maintained by the Company. This account shall be unfunded and maintained for book-keeping purposes only, with the Units simply representing an unfunded and unsecured obligation of the Company. For purposes of this Agreement, the “Vesting Date” shall mean the date on which the Units vest pursuant to Sections 3 and 4 hereof.
(b)    You shall not possess any incidents of ownership (including, without limitation, voting rights) in Shares issuable upon settlement of the Units until the Units have vested and Shares have been issued to you in settlement of the vested Units in accordance with Sections 3 and 4 hereof.
(c)    If cash dividends are declared and paid by the Company with respect to its Stock between the Grant Date and the Vesting Date, then the Company will credit to your account, as of each dividend payment date, a number of additional Units (the “Dividend Units”). The number of Dividend Units so credited as of any dividend payment date will be equal to (i) the total cash dividends you would have received on that dividend payment date if your outstanding Units as of the record date for such dividend payment (including any previously credited Dividend Units) had been actual Shares, divided by (ii) the Fair Market Value of a Share on the dividend payment date (with the quotient rounded down to the nearest whole number). Once credited to your account, Dividend Units will be considered Units for all purposes of this Agreement.
(d)    Except as provided in this Section 2(d), the Units and any interest of yours therein may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of. Any attempt to transfer Units in contravention of this Section 2(d) is void ab initio. The Units shall not be subject to execution, attachment or other process. Notwithstanding the foregoing, with the written consent of the Committee, you shall be permitted to transfer all or any portion of the Units to members of your immediate family (i.e., children, grandchildren or spouse), trusts for the benefit of such family members, and partnerships whose only partners are such family members; provided, however, that no consideration can be paid for the transfer of the Units and the transferee of the Units shall be subject to all conditions applicable to the Units (including all of the terms and conditions of this Agreement) prior to such transfer.
3.    VESTING AND SETTLEMENT OF UNITS. On the earlier of (i) the first anniversary of the Grant Date and (ii) the first day immediately preceding the next annual meeting of the Company’s stockholders following the Grant Date, the Units shall vest and such vested Units shall be paid and settled by the issuance and delivery to you of an equivalent number of Shares; provided, however, that subject to the provisions of Section 4 hereof, no Units shall vest or be settled in Shares unless you are a member of the Board on the Vesting Date. Upon vesting of the Units and distribution of the Shares in settlement thereof, the Company shall maintain in book-entry form for your account such Shares that have been issued in settlement; provided that at the Company’s discretion or upon your request, the Company shall issue to you or your personal representative a stock certificate representing such Shares, free of any restrictions, but subject to Section 7 hereof.
4.    TERMINATION OF SERVICE; CHANGE OF CONTROL.
(a)    Notwithstanding any other provision contained herein:
(i)    Except as otherwise set forth in this Section 4, if your service as a member of the Board terminates for any reason prior to the Vesting Date, you shall forfeit all unvested Units as of the date of such termination.
(ii)    If you die or if your service as a member of the Board is terminated due to your inability, because of mental or physical illness or incapacity, whether total or partial, to perform one or more material functions required as a member of the Board, all unvested Units shall immediately vest and be settled in Shares that will be distributed to you (or to the executor or administrator of your estate or the person or persons to whom your rights shall pass by will or the laws of descent or distribution, as applicable) within ten (10) calendar days of such death or termination.
(b)    In the event of a Change in Control, all unvested Units shall vest and be settled in Shares that will be immediately distributed to you.
5.    EQUITABLE ADJUSTMENT. If an “equity restructuring” (as defined in Section 12(a) of the Plan) occurs that causes the per share value of the Shares to change, the Committee shall make such equitable adjustments to any Units subject to this Agreement as are contemplated by Section 12(a) of the Plan in order to avoid dilution or enlargement of your rights hereunder. The Committee may make such equitable adjustments to any Units subject to this Agreement as and to the extent provided in Section 12(a) of the Plan in connection with other changes in the Company’s capitalization contemplated by Section 12(a) of the Plan.
6.    SECTION 409A OF THE CODE. In order to insure that the Award evidenced by this Agreement does not provide for a deferral of compensation within the meaning of Code Section 409A, settlement and payment of any vested Unit shall occur no later than the later of (a) the end of the calendar year in which the Units vest, or (b) the 15th day of the third calendar month after the date the Units vest, and you will have no power to affect such timing.
7.    REGULATORY COMPLIANCE AND LISTING. The issuance or delivery of any Shares pursuant to this Agreement may be postponed by the Committee for such period, and any resale by you of Shares issued and delivered pursuant to this Agreement may be subject to such restrictions, as may be required to comply with any applicable legal and stock exchange requirements, as provided in Section 17(c) of the Plan.
8.    CONSTRUCTION. The Plan and this Agreement will be construed by and administered by or under the supervision of the Committee, and all determinations of the Committee will be final and binding on you.
9.    NOTICES. Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, (i) to you at the last address specified in the records of the Company, or such other address as you may designate in writing to the Company, or (ii) to the Company, AV Homes, Inc., 8601 N. Scottsdale Road, Suite 225, Scottsdale, Arizona 85253 Attention: Corporate Secretary, or such other address as the Company may designate in writing to you.
10.    FAILURE TO ENFORCE NOT A WAIVER. The failure of either party hereto to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.
11.    GOVERNING LAW. This Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.
12.    INCORPORATION OF PLAN. The Plan is hereby incorporated by reference and made a part of this Agreement, and this Agreement shall be subject to the terms of the Plan, as the Plan may be amended from time to time. If any terms of this Agreement conflict with the terms of the Plan, the terms of the Plan shall control, unless the Plan specifically provides otherwise.
13.    COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original but all of which together shall represent one and the same agreement.
14.    MISCELLANEOUS. This Agreement cannot be changed or terminated orally. This Agreement and the Plan contain the entire agreement between the parties relating to the subject matter hereof. The section headings herein are intended for reference only and shall not affect the interpretation hereof. This Agreement will be binding in all respects on your heirs, representatives, successors and assigns, and on the successors and assigns of the Company.
IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

AV HOMES, INC.

By:
Name:
Title:

[Name of Director]

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